UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2006

TREATY OAK BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Texas
(State or other jurisdiction
of incorporation or organization)

333-112325	20-0413144
(Commission File Number)	(I.R.S. Employer
Identification No.)

101 Westlake Drive
Austin, Texas	78746
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(512) 617-3600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 3, 2006, Treaty Oak Bancorp, Inc., a Texas corporation (the “Company” or “Bancorp”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Treaty Oak Holdings, Inc., a Texas corporation (“TOHI”).  The Merger Agreement provides that upon the terms and subject to satisfaction or waiver of the conditions set forth therein, TOHI shall be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of TOHI’s Common Stock, par value $0.01 per share (“TOHI Common Stock”) will be converted into the right to receive 0.8121 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”) and each issued and outstanding share of TOHI’s Preferred Stock, par value $10.00 per share (“TOHI Preferred Stock”), will be converted into the right to receive 1.2034 Shares. As of the date hereof, TOHI has 287,167 shares of TOHI Common Stock issued and outstanding and 436,408 shares of TOHI Preferred Stock issued and outstanding.

The Company and TOHI have made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include that: (i) it will use its commercially reasonable best efforts in good faith to take all actions to enable the parties to consummate the Merger, and (ii)  it will use its commercially reasonable best efforts to obtain all required consents or approvals.

Completion of the Merger is subject to customary conditions, including: (i) the approval of the Merger and the Merger Agreement by the shareholders of both the Company and TOHI, (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) the receipt of applicable regulatory approvals, (iv) the accuracy of the representations and warranties of each party, (v) compliance of each party with its covenants under the Merger Agreement, and (vi) TOHI’s dissenting shareholders must be less than ten percent of the outstanding shares of TOHI’s capital stock.

The Merger Agreement contains certain termination rights of both the Company and TOHI, including: (i) by mutual written consent of both parties, (ii) by either party if the Merger has not closed by November 30, 2006, (iii) by either party if the parties are unable to receive governmental approval, (iv) by the non-breaching party if there is a material breach of a covenant, representation or warranty under the Merger Agreement, (v) by either party if approval by the holders of TOHI Common Stock and TOHI Preferred Stock is not obtained, (vi) by the Company if the Board of Directors of TOHI modifies its recommendation to its shareholders, and (vii) by TOHI if the Board of Directors of the Company modifies its recommendation to its shareholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein be reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

       2.1           Agreement and Plan of Merger, dated October 3, 2006, by and between Treaty Oak Bancorp, Inc. and
                                Treaty Oak Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Treaty Oak Bancorp, Inc.
(Registrant)

Date: October 6, 2006	By:	Jeffrey L. Nash
Jeffrey L. Nash, President
and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated October 3, 2006, by and between Treaty Oak Bancorp, Inc. and Treaty Oak Holdings, Inc.